November 4, 2020
Daniel Malzahn
[Address on File]

Re: Extension of Employment Agreement
Dear Dan:
    This letter confirms our agreement that the Amended and Restated Employment Agreement dated November 4, 2015 (the “Agreement”) between NVR, Inc. and you will be extended, pursuant to Sections 2 and 8.3 of the Agreement, through December 31, 2025, with no other changes made to the Agreement. Kindly sign below to confirm your agreement to this extension.
Sincerely,
/s/ Gary Brown
Gary Brown
Senior Vice President, Human Resources

Agreed and accepted:

/s/ Daniel D. Malzahn
Daniel D. Malzahn
Dated: November 4, 2020